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                                                                     Exhibit 4.6

                     AMENDED AND RESTATED SECURITY AGREEMENT

       THIS AMENDED AND RESTATED SECURITY AGREEMENT, dated as of June 25, 2003 by and among GLOBAL IMAGING SYSTEMS, INC., a corporation organized under the laws of Delaware (the "Company"), and the Subsidiaries of the Company party hereto (the "Subsidiary Grantors", and together with the Company and each additional Grantor who executes a Joinder Agreement, the "Grantors", each individually, a "Grantor"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), a national banking association, as administrative agent (the "Administrative Agent") for the benefit of itself and the financial institutions (the "Lenders") as are, or may from time to time become, parties to the Credit Agreement referred to below.

                              STATEMENT OF PURPOSE

       Pursuant to the Credit Agreement dated as of July 31, 1998 (as amended and restated by the Amended and Restated Credit Agreement dated as of June 23, 1999 and as further amended, restated, supplemented or otherwise modified as of the date hereof, the "Existing Credit Agreement"), by and among the Company and certain of its Subsidiaries, as borrowers, the lenders party thereto and the Administrative Agent, the lenders party thereto extended certain credit facilities to the Company and such Subsidiaries.

       Pursuant to the terms of the Existing Credit Agreement, the Company and certain of its Subsidiaries and the Administrative Agent entered into a Security Agreement dated as of July 31, 1998 (as amended by the Amended and Restated Credit Agreement dated as of June 23, 1999 and as further amended, restated, supplemented or otherwise modified as of the date hereof, the "Existing Security Agreement") pursuant to which the Company and certain of its Subsidiaries granted to the Administrative Agent a security interest in the collateral described therein to secure the obligations of the Company and certain of its Subsidiaries under the Existing Credit Agreement.

       Pursuant to the terms of the Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among the Grantors, the Lenders and the Administrative Agent, such parties have amended and restated their respective rights and obligations under the Existing Credit Agreement.

       To induce the Lenders and the Administrative Agent to amend and restate the Existing Credit Agreement, and as a condition to the making of any Extensions of Credit under the Credit Agreement, the Administrative Agent and the Lenders have required the Grantors, and the Grantors desire, to amend and restate the Existing Security Agreement.

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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       SECTION 1. Definitions. (a) Unless otherwise defined herein, the terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the UCC: "Account", "Account Debtor", "Authenticate", "Chattel Paper"; "Commercial Tort Claim", "Deposit Account", "Documents", "Equipment", "Fixture", "General Intangible", "Instrument", "Inventory", "Investment Property", "Letter of Credit Rights", "Proceeds", "Record", "Securities Account", "Securities Intermediary", and "Supporting Obligation".

       (b) The following additional terms, when used in this Agreement, shall have the following meanings:

       "Accounts Aging Report" means a detailed aged trial balance of all Accounts existing as of a specified date, specifying the names, addresses, face value and dates of invoices of each Account Debtor obligated on any Accounts so listed.

       "Agreement" means this Amended and Restated Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

       "Assignment of Claims Act" means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3727, and 31 U.S.C. Section 3737), including all amendments thereto and regulations promulgated thereunder.

       "Collateral" shall have the meaning given thereto in Section 2(a) hereof.

       "Collateral Account" means any cash collateral account established with the Administrative Agent pursuant to Section 6 hereof.

       "Control" means the manner in which "control" is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving "control".

       "Copyright License" means any written agreement now or hereafter in existence granting to any Grantor any right to use any Copyright.

       "Copyrights" means, collectively, all of the following now owned or hereafter created or acquired by any Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, including, without limitation, any thereof referred to on Schedule I hereto (as such schedule may be amended, restated, supplemented or otherwise modified from time to time); (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

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       "Financing Statements" shall mean (i) the Uniform Commercial Code Form
UCC-1 Financing Statements with respect to the Collateral previously filed with respect to those Grantors which are parties to the Existing Security Agreement and (ii) the Uniform Commercial Code Form UCC-1 Financing Statements with respect to the Collateral to be filed with respect to those Grantors which are not parties to the Existing Security Agreement, in each case in the jurisdictions set forth in the Perfection Certificate.

       "Government Contract" means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States.

       "Intellectual Property" means, collectively, all of the following of any
Grantor: (a) all systems software, applications software and internet rights, including, but not limited to, screen displays and formats, internet domain names, web sites (including web links), program structures, sequence and organization, all documentation for such software, including, but not limited to, user manuals, flowcharts, programmer's notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents, Patent rights and Patent applications, Copyrights and Copyright applications, Trademarks, Trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of Trademarks, trade names and service marks, and Trademark, trade name and service mark registrations and Patent Licenses, Trademark Licenses, Copyright Licenses, (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of any Grantor necessary for the conduct of its business and
(f) all goodwill associated with the items described in the foregoing clauses
(a), (b), (c), (d) and (e); provided that for the purpose of Section 4(e)(iii) hereof, the assignment, transfer and conveyance of the Intellectual Property set forth therein shall not include any intent to use application or registration of trademark prior to the filing of a verified statement of use.

       "Patent License" means any written agreement now or hereafter in existence granting to any Grantor any right to use any invention on which a Patent is in existence.

       "Patents" means, collectively, all of the following now owned or hereafter created or acquired by any Grantor: (a) all patents and patent applications including all patentable inventions, including, without limitation, any thereof referred to on Schedule II hereto (as such schedule may be amended, restated, supplemented or otherwise modified from time to time); (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past,

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present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

       "Perfection Certificate" means a certificate dated as of even date herewith (as supplemented from time to time), setting forth the corporate or other names, the jurisdiction of incorporation or organization, the chief executive office or principal place of business in each state and the other current locations of each Grantor and such other information as the Administrative Agent deems pertinent to the perfection of security interests, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Administrative Agent, and duly certified by a Responsible Officer of each Grantor so authorized to act.

       "Permitted Liens" means all Liens respecting the Collateral permitted pursuant to Section 11.3 of the Credit Agreement.

       "Schedule of Inventory" means a schedule of Inventory based upon each Grantor's most recent physical inventory and its perpetual inventory records, showing each Grantor's cost of all such Inventory with a monthly reconciliation to the general ledger inventory account of each Grantor.

       "Secured Obligations" means the Obligations as defined in the Credit Agreement and any renewals or extensions of any of the Obligations.

       "Security Interests" means the security interests granted pursuant to
Section 2 hereof, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

       "Trademark License" means any written agreement now or hereafter in existence granting to a Grantor any right to use any Trademark.

       "Trademarks" means, collectively, all of the following now owned or hereafter acquired by any Grantor: (a) all Trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision of any thereof, all of which registrations, recordings and applications in the United States Patent and Trademark office are listed on Schedule III hereto (as such schedule may be amended, restated, supplemented or otherwise modified from time to time); (b) all reissues, extensions and renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

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     "UCC" means the Uniform Commercial Code as in effect in the State of North
Carolina; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than North Carolina, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment of any Grantor and other vehicles covered by a certificate of title law of any state, and all tires and other appurtenances to any of the foregoing.

     SECTION 2. The Security Interests.

     (a) In order to secure the payment and performance of all of the Secured Obligations, the Grantors hereby grant to the Administrative Agent, for the ratable benefit of itself and the Lenders, a continuing security interest in and to all of the Grantors' estate, right, title and interest in and to all of the following property, whether now or hereafter owned or acquired by the Grantors or in which the Grantors now have or hereafter have or acquire any estate, right, title or interest, and whenever located (collectively, along with any other property of any Grantor which may from time to time secure the Secured Obligations, the "Collateral"):

          (i)     all Accounts;

          (ii)    all Inventory;

          (iii)   all Documents;

          (iv)    all Equipment;

          (v)     all Fixtures;

          (vi)    all Instruments;

          (vii)   all General Intangibles;

          (viii)  all Investment Property;

          (ix)    all Vehicles;

          (x)     all Deposit Accounts;

          (xi) all Commercial Tort Claims identified on Schedule V (as such schedule may be amended, restated, supplemented or otherwise modified from time to time);

          (xii)   all Letter of Credit Rights;

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          (xiii)  all Intellectual Property;

          (xiv)   all Chattel Paper;

          (xv)    all money, cash and currency;

          (xvi) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of any Grantor pertaining to any of the Collateral;

          (xvii) All personal property of each Grantor, whether tangible or intangible, not otherwise described above; and

          (xviii) All products and Proceeds of all or any of the Collateral described in clauses (i) through (xvii) hereof and all Supporting Obligations given by any Person with respect to any of the foregoing.

     (b) The Security Interests are granted as security only and shall not subject the Administrative Agent or any Lender to, or transfer to the Administrative Agent or any Lender, or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

     SECTION 3. Representations and Warranties. Each Grantor represents and warrants as follows:

     (a) Each Grantor has the requisite power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Security Interests in the Collateral pursuant to, this Agreement and has taken all necessary corporate, limited liability company or partnership action to authorize its execution, delivery and performance of, and grant of the Security Interests on the Collateral pursuant to, this Agreement.

     (b) This Agreement constitutes a legal, valid and binding obligation of each Grantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. The Administrative Agent and the Lenders and any successors or assigns of the Administrative Agent or any Lender are entitled to rely on the information contained herein and in the Perfection Certificate.

     (c) Each Grantor is the sole owner of, and has good, indefeasible and marketable title to all of its respective Collateral, free and clear of any Liens other than the Permitted Liens.

     (d) No Grantor has performed or failed to perform any acts that would prevent or hinder the Administrative Agent from enforcing any of the terms of this Agreement. Other than financing statements or other similar or equivalent documents or instruments with respect to Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or

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instrument covering all or any part of the Collateral is on file or of record in any jurisdiction. No Collateral is in the possession or Control of any Person asserting any claim thereto or security interest therein, except that (a) the Administrative Agent or its designee may have possession or Control of Collateral as contemplated hereby, (b) a depositary bank may have Control of a Deposit Account owned by a Grantor at such depositary bank pursuant to Section 9-104(a)(1) of the UCC and a Securities Intermediary may have Control over a Securities Account owned by a Grantor at such Securities Intermediary pursuant to Section 9-106(b)(1), in each case subject to the terms of any deposit account control agreement or Securities Account control agreement, as applicable, in favor of the Administrative Agent, and (c) a bailee, consignee or other Person may have possession of the Collateral as contemplated by, and so long as, the applicable Grantors have complied to the satisfaction of the Administrative
Agent with the applicable provisions of Section 4(a)(iii) and Section 4(a)(iv) hereof.

     (e) All of the information set forth in the Perfection Certificate is true and correct as of the date hereof.

     (f) With respect to any Inventory of the Grantors: (i) all Inventory is, and shall be at all times, located at places of business listed in the Perfection Certificate or as to which the applicable Grantor has complied with the provisions of Section 4(a)(i) hereof, except Inventory in transit from one such location to another such location; (ii) no Inventory is, nor shall at any time or times be, subject to any Lien whatsoever, except for Permitted Liens;
(iii) no Inventory in aggregate value exceeding $500,000 at any time is, nor shall at any time or times be, kept, stored or maintained with a landlord, bailee, warehouseman, carrier, processor or other third party (other than a carrier delivering Inventory to a purchaser in the ordinary course of the applicable Grantor's business) unless the Administrative Agent shall have received prior written notice of such storage and the applicable Grantor has complied to the satisfaction of the Administrative Agent with the provisions of
Section 4(a)(iv) hereof; and (iv) no Inventory in aggregate value exceeding $500,000 at any time is, nor shall at any time or times be, kept, stored or maintained with a consignee unless the Agent shall have received prior written notice of such consignment and the applicable Grantor has complied with the provisions of Section 4(a)(iv) and 4(c)(ii)hereof.

     (g) With respect to any Intellectual Property the loss, impairment or infringement of which might have a Material Adverse Effect:

          (i) such Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

          (ii)    such Intellectual Property is valid and enforceable;

          (iii) such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property, including, without limitation, recordations of all of its interests in the Patents and Trademarks in the United States Patent and Trademark Office and its claims to the Copyrights in the United States Copyright Office;

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          (iv)    such Grantor is the exclusive owner of the entire and
     unencumbered right, title and interest in and to such Intellectual Property and no claim has been made that the use of such Intellectual Property does or may violate the asserted rights of any third party; and

          (v) such Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of Intellectual Property in full force and effect.

     (h) The Financing Statements are in appropriate form for filing and constitute valid and perfected security interests in the Collateral in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, as collateral for the Secured Obligations, prior to all other Liens and rights of others therein except for the Permitted Liens (to the extent that a security interest therein may be perfected by filing pursuant to the UCC) and all filings and other actions necessary or desirable to perfect and protect such Security Interests have been duly taken.

     (i) As of the date hereof, all Investment Property (including, without limitation, Securities Accounts and cash management accounts that are Investment Property) owned by any Grantor is listed on Schedule IV (as such schedule may be amended, restated, supplemented or otherwise modified from time to time).

     (j) As of the date hereof, no Grantor holds any Chattel Paper, Instruments or Documents in the ordinary course of its business.

     (k) As of the date hereof, all Commercial Tort Claims owned by any Grantor are listed on Schedule V (as such schedule may be amended, restated, supplemented or otherwise modified from time to time).

     (l) As of the date hereof, all Deposit Accounts (including, without limitation, cash management accounts that are Deposit Accounts) owned by any Grantor are listed on Schedule VI (as such schedule may be amended, restated, supplemented or otherwise modified from time to time).

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     SECTION 4. Further Assurances; Covenants.

     (a)  General.

          (i) No Grantor will change the jurisdiction of its organization, location of its chief executive office or principal place of business in any state unless it shall have given the Administrative Agent thirty (30) days prior written notice thereof, the Administrative Agent shall have filed in the new jurisdiction all financing statements and financing statement amendments which the Administrative Agent deems necessary and the applicable Grantor shall have delivered to the Administrative Agent an opinion of counsel with respect thereto in accordance with Section 4(a)(vii) hereof. No Grantor shall change the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in the Perfection Certificate unless such Grantor shall have given the Administrative Agent thirty (30) days prior written notice of such change of location; provided, however, that any Grantor may keep Inventory at, or in transit to, any location described in the Perfection Certificate. No Grantor shall in any event change its jurisdiction of organization or the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

          (ii) No Grantor will change its name, identity or corporate or other structure in any manner unless it shall have given the Administrative Agent thirty (30) days prior written notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4
     (a)(vii) hereof.

          (iii) The Grantors will maintain the Administrative Agent's Lien on the Collateral as a first priority perfected Lien thereon, subject only to Permitted Liens. Upon the request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) in the case of Investment Property, Chattel Paper, Letter of Credit Rights, Deposit Accounts and any other relevant Collateral, taking any actions reasonably necessary to enable the Administrative Agent to obtain Control with respect thereto, (ii) the assignment of any material contract, (iii) with respect to Government Contracts, assignment agreements and notices of assignment, in form and substance satisfactory to the Administrative Agent, duly executed by any Grantors party to such Government Contract in compliance with the Assignment of Claims Act (or analogous state Applicable Law), and (iv) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement. Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such

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     Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as "all assets" or "all personal property." Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor hereby authorizes, ratifies and confirms all Financing Statements and other filing or recording documents or instruments filed by Administrative Agent prior to the date of this Agreement. The Grantors shall pay the costs of, or incidental to, any recording or filing of the Financing Statements and any other financing statements, financing statement amendments or continuation statements concerning the Collateral.

          (iv) If any Collateral exceeding in value (A) $1,000,000 in the aggregate is at any time in the possession or control of any landlord or
     (B) $500,000 in the aggregate is at any time in the possession or control of any consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, or any other third party, such Grantor shall notify in writing such Person of the Security Interests created hereby, shall use its reasonable efforts to obtain such Person's written agreement in writing to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions, and shall cause such Person to issue and deliver to the Administrative Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent; provided that if such Grantor is not able to obtain such agreement and cause the delivery of such items, the Administrative Agent, in its sole discretion, may require such Collateral to be moved to another location specified thereby. Further, each Grantor shall perfect and protect such Grantor's ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing all written notices required under the UCC to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor's interests in such inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise. All such financing statements filed pursuant to this Section 4(a)(iv) shall be assigned, on the face thereof, to the Administrative Agent, for the ratable benefit of itself and the other Lenders.

          (v) Each Grantor will cause the Administrative Agent, for the ratable benefit of itself and the Lenders, to be named as loss payee on each insurance policy covering risks relating to any of its Inventory, Fixtures, Equipment and Vehicles, as reasonably requested by the Administrative Agent. Each Grantor will deliver to the Administrative Agent, upon request of the Administrative Agent, the insurance policies for such insurance. Each such

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     insurance policy shall provide that all insurance proceeds shall be adjusted with and payable to the Administrative Agent and provide that no cancellation or termination thereof shall be effective until at least thirty (30) days have elapsed after receipt by the Administrative Agent of written notice thereof. Each Grantor shall arrange for certifications evidencing that the requirements of this Section 4(a)(v) have been satisfied, to be made to the Administrative Agent and each insured party by each insurer or its authorized representative with respect thereto. The Administrative Agent agrees that, as long as no Default or Event of Default has occurred and is continuing, any such proceeds received by it in an aggregate amount of (i) less than $2,500,000 shall be promptly paid over to the Grantors and (ii) greater than or equal to $2,500,000 shall be promptly paid over to the Grantors who hereby agree to use such proceeds in a diligent manner to replace or restore the damaged property to which such insurance proceeds relate within one hundred twenty (120) days of receipt of such proceeds. All such loss proceeds not so utilized within such one hundred twenty (120) day time period shall be applied to the Secured Obligations in accordance with Section 4.4(b)(ii) and 4.4(b)(v) of the Credit Agreement. Any surplus shall be paid by the Administrative Agent to the Grantor or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Grantor to the Administrative Agent, on behalf of itself and the Lenders, on demand.

          (vi) Each Grantor will, promptly upon request, provide to the Administrative Agent all information and evidence the Administrative Agent may reasonably request concerning the Collateral, and in particular the Accounts, to enable the Administrative Agent to enforce the provisions of this Agreement.

          (vii) Prior to each date on which any Grantor proposes to take any action contemplated by Section 4(a)(i) or Section 4 (a)(ii) hereof, such Grantor shall, at the request of the Administrative Agent, at the cost and expense of such Grantor, cause to be delivered to the Administrative Agent and the Lenders an opinion of counsel, satisfactory to the Administrative Agent, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests and priority thereof against all creditors of and purchasers from such Grantor have been filed in each filing office necessary or desirable for such purposes and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

          (viii) After the occurrence of an Event of Default, from time to time upon request by the Administrative Agent, each Grantor shall, at its cost and expense, cause to be delivered to the Administrative Agent and the Lenders an opinion or opinions of counsel, satisfactory to the Administrative Agent, as to the enforceability of the Loan Documents and the Lien of the Administrative Agent and Lenders on the Collateral and other property of the Grantors and such other matters relating to the transactions contemplated hereby as the Administrative Agent or the Required Lenders may reasonably request.

          (ix) Each Grantor will comply in all material respects with all Applicable Laws applicable to the Collateral or any part thereof or to the operation of such Grantor's business.

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          (x)     Each Grantor will pay promptly when due all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (A) the validity thereof is being contested in good faith by appropriate proceedings, (B) such proceedings do not involve any danger of the sale, forfeiture or loss of or creation of a Lien on any of the Collateral or any interest therein and (C) such charge is adequately reserved against on such Grantor's books in accordance with GAAP.

          (xi)    The Grantors shall not

                  (1) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement;

                  (2) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person or entity, except as permitted by the Credit Agreement;

                  (3) permit any Deposit Account to be held by or at any depositary bank other than the bank which held such Deposit Account as of the date hereof as set forth on Schedule VI; or

                  (4) permit any Investment Property to be held by or at any Securities Intermediary other than the Securities Intermediary which held such Investment Property as of the date hereof as set forth on
          Schedule IV.

     (b)  Accounts, Etc.

          (i) Each Grantor shall use all reasonable efforts to cause to be collected from its Account Debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and to apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorney's fees), of collection of Accounts incurred by such Grantor or the Administrative Agent shall be borne by such Grantor.

          (ii) Upon the occurrence and during the continuance of any Event of Default, upon request of the Administrative Agent or the Required Lenders, each Grantor will promptly notify (and each Grantor hereby authorizes the Administrative Agent so to notify) each Account Debtor in respect of any Account that such Account has been assigned to the Administrative Agent hereunder and that any payments due or to become due in respect of such Account are to be made directly to the Administrative Agent or its designee.

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

          (iii) Each Grantor will perform and comply with all of its obligations in respect of Accounts and General Intangibles and the exercise by the Administrative Agent of any of its rights hereunder shall not release such Grantor from any of its duties or obligations.

          (iv) No Grantor will (A) amend, modify, terminate or waive any material provision of any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral, (B) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination) or (C) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account.

          (v) Other than in the ordinary course of business as generally conducted by each Grantor over a period of time, no Grantor will (A) grant any extension of the time of payment of any of the Accounts with a face amount in excess of $250,000 or (B) compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          (vi) At the request of the Administrative Agent or Required Lenders, the Grantors shall deliver to the Administrative Agent with a copy for each Lender an Accounts Aging Report.

     (c)  Inventory, Etc.

          (i) At the request of the Administrative Agent or Required Lenders, the Grantors shall deliver to the Administrative Agent a Schedule of Inventory. Unless otherwise indicated in writing by the Grantors, each Schedule of Inventory delivered by the Grantors to the Administrative Agent shall constitute a representation with respect to the Inventory listed thereon or referred to therein that: (A) all such Inventory is located at places of business listed in the Perfection Certificate or as to which the applicable Grantor has complied with the provisions of Section 4(a)(i) hereof or on the premises identified on the then current Schedule of Inventory or is Inventory in transit from one such location to another such location; (B) no such Inventory is subject to any Lien whatsoever, except for Permitted Liens; (C) no such Inventory in aggregate value exceeding $1,000,000 at any time is, nor shall at any time or times be, kept, stored or maintained with a landlord unless the Required Lenders have given their prior written consent and the applicable Grantor has complied with the provisions of Section 4(a)(iv); (D) no such Inventory in aggregate value exceeding $500,000 at any time is, nor shall at any time or times be, kept, stored or maintained with a bailee, warehouseman, carrier, processor or other third party (other than a carrier delivering Inventory to a purchaser in the ordinary course of such Grantor's business) unless the Required Lenders have given their prior written consent and the applicable Grantor has complied with the provisions of Section 4(a)(iv); and (E) no such Inventory in aggregate value exceeding $500,000 is, nor shall at any time or times be, kept, stored or maintained with a consignee unless the Required Lenders have given their prior written consent and the applicable Grantor has complied with the provisions of Section 4(a)(iv) and 4(c)(ii).

          (ii) If at any time during the term of this Agreement, any Inventory is placed by any Grantor on consignment with any Consignee, such Grantor shall, prior to the delivery of any such consigned Inventory: (A) provide the Administrative Agent with all consignment agreements and other instruments and documentation to be used in connection with such consignment, all of which agreements, instruments and documentation shall be reasonably acceptable in form and substance to the Administrative Agent;
     (B) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing the Consignee as debtor, the Grantor as secured party and the Administrative Agent as assignee of secured party;
     (C) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing the Grantor as debtor and the Administrative Agent as secured party; (D) after all financing statements referred to in clauses (B) and (C) above shall have been filed, conduct a search of all filings made against the Consignee in the Consignee's jurisdiction of organization and in all jurisdictions in which the Inventory to be consigned is to be located while on consignment, and deliver to the Administrative Agent copies of the results of all such searches; (E) notify, in writing, prior to the date of delivery of the Inventory to the Consignee, all creditors of the Consignee which would be holders of security interests in the Inventory to be consigned that the Grantor expects to acquire a purchase money security interest in certain Inventory of the Consignee, all of which Inventory shall be described in such notice by item or type, and (F) if requested by the Administrative Agent, deliver an opinion of counsel to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests and priority thereof against all creditors of and purchasers of the Grantor and such Consignee have been filed in each filing office necessary or desirable for such purposes and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

     (d) Equipment, Etc. Each Grantor will protect, preserve and maintain each item of Equipment material to its business in accordance with sound business practices in the same condition, repair and working order as when acquired, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and in accordance with any manufacturer's manual, and will as quickly as practicable provide all maintenance, service and repairs necessary for such purpose and will promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment.

     (e)  Intellectual Property.

          (i)     Each Grantor shall notify the Administrative Agent promptly
     (a) of its acquisition after the Closing Date of any material Patent, Patent License, Trademark or Trademark License and (b) if it knows, or has reason to know of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding such Grantor's ownership of any material Patent or Trademark, its right to register the same, or to keep and maintain the same. In the event that any material Patent, Patent License, Trademark or Trademark License is infringed, misappropriated or diluted by a third party, the affected Grantor shall notify the Administrative Agent promptly after it learns thereof and shall, unless such Grantor and the Administrative Agent shall jointly determine that any such action would be of immaterial economic value, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as may be appropriate under the circumstances to protect such Patent, Patent License, Trademark or Trademark License. In no event shall any Grantor, either itself or through any agent, employee or licensee, file an application for the registration of any material Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless simultaneously therewith it informs the Administrative Agent, and, upon issuance of such Patent or Trademark, executes and delivers any and all agreements, instrument, documents and papers the Administrative Agent may reasonably request to evidence the Security Interests in such Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby. Each Grantor hereby constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power, being coupled with an interest, shall be irrevocable until the Revolving Credit Commitment has terminated and the Secured Obligations are paid in full.

          (ii) Each Grantor shall: (a) preserve and maintain in all material respects rights in the Intellectual Property; and (b) upon and after the occurrence of an Event of Default, use its best efforts to obtain any consents, waivers or agreements necessary to enable Administrative Agent to exercise its remedies with respect to the Intellectual Property. No Grantor shall abandon any right to file a Copyright, Patent or Trademark application that is material to the business of such Grantor nor shall such Grantor abandon any such pending Copyright, Patent or Trademark application, or Copyright, Copyright License, Patent, Patent License, Trademark or Trademark License without the prior written consent of Administrative Agent.

          (iii) The Grantors hereby assign, transfer and convey to Administrative Agent, effective upon the occurrence and during the continuance of any Event of Default, the nonexclusive right and license to use all Intellectual Property owned or used by the Grantors, together with any goodwill associated therewith, all to the extent necessary to enable Administrative Agent to realize on the Collateral (including, without limitation, completing production of, advertising for sale and selling the Collateral) and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Administrative Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor by Administrative Agent.

     (f) Vehicles. The Company will maintain each material Vehicle in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose. Upon the request of the Administrative Agent, all applications for certificates of title or ownership indicating the Administrative Agent's first priority Lien on the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem advisable to perfect its Liens on the Vehicles. Prior thereto, each certificate of title or ownership relating to each Vehicle shall be maintained by the applicable Grantor in accordance with Applicable Law to reflect the ownership interest of such Grantor.

     (g) Indemnification. Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, complying with any Applicable Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement (except to the extent any such liabilities, costs and expenses result from the gross negligence or willful misconduct of the Administrative Agent or Lenders). In any suit, proceeding or action brought by the Administrative Agent under any Account for any sum owing thereunder, or to enforce any provisions of any Account, each Grantor will save, indemnify and keep the Administrative Agent and the Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the Account Debtor or any other obligor thereunder, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Account Debtor or obligor or its successors from any Grantor (except to the extent any such expense, loss or damage results from the gross negligence or willful misconduct of the Administrative Agent or Lenders). The obligations of the Grantors under this
Section 4(g) shall survive the termination of the other provisions of this Agreement.

     SECTION 5. Reporting and Recordkeeping. Each Grantor respectively covenants and agrees with the Administrative Agent and the Lenders that from and after the date of this Agreement and until the Commitments have terminated and all Secured Obligations have been paid in full:

     (a) Maintenance of Records Generally. Each Grantor will keep and maintain at its own cost and expense complete and accurate records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. All Chattel Paper given to such Grantor with respect to any Accounts will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Wachovia Bank, National Association, as Administrative Agent". For the Administrative Agent's and the Lenders' further security, each Grantor agrees that upon the occurrence and during the continuation of any Default or Event of Default, such Grantor shall deliver and turn over any such books and records directly to the Administrative Agent or its designee. Each Grantor shall permit any representative of the Administrative Agent to inspect such books and records in accordance with Section 9.11 of the Credit Agreement and will provide photocopies thereof to the Administrative Agent upon its reasonable request.

     (b)  Certain Provisions Regarding Maintenance of Records and Reporting Re:
Accounts.

          (i) In the event any amounts due and owing in excess of $250,000 individually or $500,000 in the aggregate are in dispute between any Account Debtor and any Grantor, such Grantor shall provide the Administrative Agent with written notice thereof promptly after such Grantor's learning thereof, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

          (ii) Each Grantor will promptly notify the Administrative Agent in writing if any Account or Accounts, the face value of which exceeds $250,000 individually or $500,000 in the aggregate, arises or arise out of a Government Contract. Each Grantor will take any action required or requested by the Administrative Agent or give notice of the Administrative Agent's Security Interest in such Accounts under the provisions of the Assignment of Claims Act or any comparable law or act enacted by any state or local Governmental Authority. Any notifications or other documents executed and delivered to the Administrative Agent in connection with the Assignment of Claims Act or any comparable state law may be promptly filed with the appropriate Governmental Authority by the Administrative Agent or held by the Administrative Agent until the Administrative Agent or the Required Lenders decide in its or their sole discretion to make any such filing.

          (iii) The Grantors will promptly upon, but in no event later than five (5) Business Days after: (A) the Grantor's learning thereof, inform the Administrative Agent, in writing, of any material delay in such Grantor's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by such Grantor to any Account Debtor, in each case involving amounts in excess of $250,000 for any single Account or Account Debtor or in excess of $500,000 in the aggregate for all Accounts and Account Debtors; and (B) the Grantor's receipt or learning thereof, furnish to and inform the Administrative Agent of all adverse information relating to the financial condition of any Account Debtor with respect to Accounts exceeding $250,000 individually or $500,000 in the aggregate.

     (c) Further Identification of Collateral. Each Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

     (d) Notices. In addition to the notices required by Section 5(b) hereof, each Grantor will advise the Administrative Agent promptly, in reasonable detail, (i) of the acquisition or ownership by such Grantor after the date hereof of any Collateral which, to the knowledge of such Grantor, constitutes a material Commercial Tort Claim, Deposit Account or Investment Property, (ii) of any material Lien or claim made or asserted against any of the Collateral, (iii) of any material adverse change in the composition of the Collateral, and (iv) of the occurrence of any other event which could have a material adverse effect on the Collateral or on the validity, perfection or priority of the Security Interests.

     SECTION 6. Collateral Account.

     (a) There is hereby established with the Administrative Agent a Collateral Account in the name and under the exclusive dominion and Control of the Administrative Agent for the benefit of itself and the other Lenders. There shall be deposited from time to time into such account the cash proceeds of the Collateral required to be delivered to the Administrative Agent pursuant to
Section 6(b) hereof or any other provision of this Agreement. Any income received by the Administrative Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on investments of amounts on deposit in the Collateral Account, shall remain, or be deposited, in the Collateral Account together with any investments from time to time made pursuant to subsection (c) of this Section 6, shall vest in the Administrative Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

     (b) Upon the occurrence and during the continuance of an Event of Default, if requested by the Administrative Agent, each Grantor shall instruct all Account Debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (i) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the Control of the Administrative Agent) or (ii) to one or more Deposit Accounts at other banks in any state in the United States (provided that such Deposit Accounts accounts at other banks are subject to control agreements duly executed by each Grantor and such bank in form and substance satisfactory to the Administrative Agent, pursuant to which such other bank shall have agreed to remit all proceeds of such payments directly to the Administrative Agent for deposit into the Collateral Account or as the Administrative Agent may otherwise instruct such bank). If thereafter the proceeds of any Collateral shall be received by any of the Grantors, such Grantor will promptly deposit such proceeds into the Collateral Account and until so deposited, all such proceeds shall be held in trust by such Grantor for and as the property of the Administrative Agent, for the benefit of itself and the Lenders and shall not be commingled with any other funds or property of such Grantor. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may itself so instruct each Grantor's Account Debtors. All such payments made to the Administrative Agent shall be deposited in the Collateral Account.

     (c) Amounts on deposit in the Collateral Account shall be promptly liquidated and applied to the payment of the Secured Obligations in the manner specified in Section 10 hereof.

     SECTION 7. General Authority.

     (a) The Grantors hereby irrevocably appoint the Administrative Agent their true and lawful attorney, with full power of substitution, in the name of each Grantor, the Administrative Agent, the Lenders or otherwise, for the sole use and benefit of the Administrative Agent and the Lenders, but at the Grantors' expense, to exercise, at any time from time to time all or any of the following powers:

          (i) to file the Financing Statements and any financing statements, financing statement amendments and continuation statements referred to in Sections 4(a)(i), 4(a)(ii), 4(a)(iii) and 4(c)(ii) hereof;

          (ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof;

          (iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral;

          (iv) to sell, transfer, assign or otherwise deal in or with the Collateral and the Proceeds thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof; and

          (v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral;

provided that the Administrative Agent shall not take any of the actions described in this Section 7 except those described in clause (i) above unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall give the Grantors not less than ten (10) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Grantors agree that any such notice constitutes

"reasonable Authenticated notification of disposition" within the meaning of
Section 9-611 of the UCC (to the extent such Section is applicable).

     (b) Ratification. The Grantors hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     (c) Other Powers. The Grantors also authorize the Administrative Agent at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     SECTION 8. Remedies Upon Event of Default.

     (a) If any Event of Default has occurred and is continuing, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, exercise on behalf of itself and the Lenders all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) or any other Applicable Law and, in addition, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall (i) exercise all other rights and remedies granted to the Administrative Agent and/or the Lenders in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations and (ii) (A) withdraw all cash, if any, in the Collateral Account and investments made with amounts on deposit in the Collateral Account, and apply such monies, investments and other cash, if any, then held by it as Collateral as specified in Section 10 hereof and (B) if there shall be no such monies, investments or cash or if such monies, investments or cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory. The Administrative Agent or any Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Grantor will execute and deliver such documents and take such other action as the Administrative Agent deems reasonably necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. The Administrative Agent may disclaim any warranties of title, possession and quiet enjoyment in connection with any such sale. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Grantor. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice of such sale shall be given to the Grantors ten (10) days prior to such sale and (A) in case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such sale the

Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall remain liable for any deficiency.

     (b) For the purpose of enforcing any and all rights and remedies under this Agreement, the Administrative Agent may (i) require each Grantor to, and each Grantor agrees that it will, at its expense and upon the request of the Administrative Agent, forthwith assemble all or any part of the Collateral as directed by the Administrative Agent and make it available at a place designated by the Administrative Agent which is, in the Administrative Agent's opinion, reasonably convenient to the Administrative Agent and such Grantor, whether at the premises of such Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located and, without charge or liability to the Administrative Agent, seize and remove such Collateral from such premises, (iii) have access to and use such Grantor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Administrative Agent deems appropriate and, in connection with such preparation and disposition, use without charge any Trademark, trade name, Copyright, Patent or technical process used by such Grantor.

     (c) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing,

          (i) the Administrative Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Administrative Agent shall in its sole discretion determine;

          (ii) the Administrative Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Grantor in, to and under any Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof; provided, however, that no such actions shall result in the failure of such Patent Licenses or Trademark Licenses to remain in compliance with all Applicable Law, and the Grantors hereby release the Administrative Agent and each of the Lenders free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except with respect to the gross negligence or willful misconduct of the Administrative Agent or the Lenders; and

          (iii) upon request by the Administrative Agent, the Grantors will execute and deliver to the Administrative Agent a power of attorney, in form and substance satisfactory to the Administrative Agent, for the implementation of any lease, assignment, license, sublicense, grant or option, sale or other disposition of a Patent or Trademark. In the event of any such disposition pursuant to this Section 8, the Grantors shall supply their know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents, and its customer lists and other records relating to such Patents or Trademarks and to the distribution of said products, to the Administrative Agent.

     SECTION 9. Limitation on Duty of Administrative Agent in Respect of Collateral. Beyond reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.

     SECTION 10. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent in accordance with Section 5.5 of the Credit Agreement, and then to payment to the Grantors or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. The Administrative Agent may make distribution hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

     SECTION 11. Concerning the Administrative Agent. The provisions of Article XIII of the Credit Agreement shall inure to the benefit of the Administrative Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Administrative Agent therein set forth:

          (a) The Administrative Agent is authorized to take all such action as is provided to be taken by it as Administrative Agent hereunder and all other action incidental thereto. As to any matters not expressly provided for herein, the Administrative Agent may request instructions from the Lenders and shall act or refrain from acting in accordance with written instructions from the Required Lenders (or, when expressly required by this Agreement or the Credit Agreement, all the Lenders) or, in the absence of such instructions, in accordance with its discretion.

          (b) The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests, whether impaired by operation of law or by reason of any action or omission to act on its part (other than any such action or inaction constituting gross negligence or willful misconduct). The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Grantor.

     SECTION 12. Appointment of Collateral Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction or in order to effectuate any provision of the Loan Documents, the Administrative Agent may appoint another bank or trust company or one or more other Persons, either to act as collateral agent or agents, jointly with the Administrative Agent or separately, on behalf of the Administrative Agent and the Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for the protection of such collateral agent similar to the provisions of Section 11 hereof).

     SECTION 13. Expenses. In the event that the Grantors fail to comply with the provisions of the Credit Agreement, this Agreement or any other Loan Document, such that the value of any Collateral or the validity, perfection, rank or value of the Security Interests are thereby diminished or potentially diminished or put at risk, the Administrative Agent if requested by the Required Lenders may, but shall not be required to, effect such compliance on behalf of the Grantors, and the Grantors shall reimburse the Administrative Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, any and all excise, stamp, intangibles, transfer, property, sales, and use taxes imposed by any state, federal, or local authority or any other Governmental Authority on any of the Collateral, or in respect of the sale or other disposition thereof, shall be borne and paid by the Grantors; and if the Grantors fail promptly to pay any portion thereof when due, the Administrative Agent or any Lender may, at its option, but shall not be required to, pay the same and charge the Grantors' account therefor, and the Grantors agree to reimburse the Administrative Agent or such Lender therefor on demand. All sums so paid or incurred by the Administrative Agent or any Lender for any of the foregoing and any and all other sums for which the Grantors may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Administrative Agent or any Lender in enforcing or protecting the Security Interests or any of their rights or remedies thereon shall be payable by the Grantors on demand and shall bear interest (after as well as before judgment) until paid at the rate then applicable to Base Rate Loans under the Credit Agreement and shall be additional Secured Obligations hereunder.

     SECTION 14. Notices. All notices, communications and distributions hereunder shall be given or made in accordance with Section 14.1 of the Credit Agreement.

     SECTION 15. Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. This Agreement is a Loan Document executed pursuant to the Credit Agreement.

     SECTION 16. Successors and Assigns. This Agreement is for the benefit of the Administrative Agent and the Lenders and their successors and assigns (as permitted by the Credit Agreement), and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Grantors and their successors and assigns; provided, that except to the extent expressly permitted pursuant to the terms of the Credit Agreement, the Grantors may not assign any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.

     SECTION 17. Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time pursuant to Section 14.3 of the Credit Agreement, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 17 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

     SECTION 18. Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Agreement may be amended or waived, nor may any consent be given, except in the manner set forth in Section 14.11 of the Credit Agreement.

     SECTION 19. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     SECTION 20. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

     SECTION 21. Consent to Jurisdiction. Each Grantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of or any dispute in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. Each Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner provided in Section 14.1 of the Credit Agreement. Nothing in this Section 21 shall affect the right of the Administrative Agent or Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Grantor or its properties in the courts of any other jurisdictions.

     SECTION 22. Binding Arbitration; Waiver of Jury Trial; Preservation of Remedies.

     (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement ("Disputes"), between or among the parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with this Agreement. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Finance Dispute Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein.

     (b) Jury Trial. EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGES THAT BY AGREEING TO BINDING ARBITRATION IT HAS IRREVOCABLY WAIVED ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     SECTION 23. Injunctive Relief; Punitive Damages.

     (d) The Grantors recognize that, in the event the Grantors fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Grantors agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (e) The Administrative Agent, the Lenders and the Grantors (on behalf of themselves and their Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

     SECTION 24. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     SECTION 25. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

     SECTION 26. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 27. Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Security Agreement effective from and after the date hereof. The execution and delivery of this Agreement shall not constitute a novation of the Existing Security Agreement.

                             [Signatures To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                      GRANTORS:

                      GLOBAL IMAGING SYSTEMS, INC.


                      By:  /s/ Raymond Schilling
                          ------------------------------------------------------
                      Name:  Raymond Schilling
                      Title: CFO, Senior Vice President, Treasurer and Secretary


                      GLOBAL OPERATIONS TEXAS, L.P.

                      By:    Global Imaging Systems, Inc.
                      Its:   General Partner


                      By:  /s/ Raymond Schilling
                          ------------------------------------------------------
                      Name:  Raymond Schilling
                      Title: CFO, Senior Vice President,
                             Treasurer and Secretary of
                             such Borrower

                  [Signatures Continued on the Following Page]

[Amended and Restated Security Agreement]

                                         GRANTORS:

                                         GLOBAL IMAGING OPERATIONS, LLC,
                                         GLOBAL IMAGING FINANCE COMPANY, LLC,
                                         AMERICAN PHOTOCOPY EQUIPMENT
                                           COMPANY OF PITTSBURGH, LLC,
                                         BERNEY OFFICE SOLUTIONS, LLC,
                                         BUSINESS EQUIPMENT UNLIMITED,
                                         CAMERON OFFICE PRODUCTS, LLC,
                                         CONNECTICUT BUSINESS SYSTEMS, LLC,
                                         CONWAY OFFICE PRODUCTS, LLC,
                                         COPY SERVICE AND SUPPLY, INC.,
                                         DUPLICATING SPECIALTIES, INC.,
                                         EASTERN COPY PRODUCTS, LLC,
                                         ELECTRONIC SYSTEMS, INC.,
                                         ELECTRONIC SYSTEMS OF RICHMOND, INC.,
                                         QUALITY BUSINESS SYSTEMS, INC.,
                                         SOUTHERN BUSINESS COMMUNICATIONS, INC.,
                                         CARR BUSINESS SYSTEMS, INC.,
                                         CAPITOL OFFICE SOLUTIONS, LLC,
                                         DISTINCTIVE BUSINESS PRODUCTS, INC.,
                                         LEWAN & ASSOCIATES, INC.,
                                         PROVIEW, INC.,
                                         CENTRE BUSINESS PRODUCTS, INC.,
                                         DANIEL COMMUNICATIONS, INC.,
                                         OFFICE TECH, LLC,
                                         COLUMN OFFICE EQUIPMENT, INC.,
                                         PACIFIC OFFICE SOLUTIONS, INC.,
                                         AVPRESENTATIONS, INC.,
                                         ECOM-DIVISION, INC.,
                                         N&L ENTERPRISES, LLC,
                                         NORTHEAST COPIER SYSTEMS, LLC,
                                         ARIZONA OFFICE TECHNOLOGIES, INC.,
                                         COMMERCIAL EQUIPMENT COMPANY,
                                         MODERN BUSINESS MACHINES, LLC


                                         By:   /s/ Raymond Schilling
                                             -----------------------------------
                                         Name:  Raymond Schilling
                                         Title: See Attached Schedule A

                  [Signatures Continued On The Following Page]

[Amended and Restated Security Agreement]

                                ADMINISTRATIVE AGENT:

                                  WACHOVIA BANK, NATIONAL ASSOCIATION
                                  (formerly known as First Union National Bank), as Administrative Agent

                                  By:  /s/ Mark B. Felker
                                      ------------------------------------------
                                  Name:  Mark B. Felker
                                  Title: Managing Director